TRUST AGREEMENT FOR AMERICAN STANDARD INC.
                   LONG-TERM INCENTIVE COMPENSATION PLAN AND
                          SUPPLEMENTAL INCENTIVE PLAN

                        (As Amended and Restated in its
                        Entirety As of February 3, 1995)


     This Trust Agreement dated as of January 1, 1993, and amended and restated in its entirety as of February 3, 1995, by and among American Standard Companies Inc., a Delaware corporation, American Standard Inc., a Delaware corporation, and Robert M. Kennedy, as Trustee, provides, on the terms and conditions set forth below, for the establishment and administration of a trust to hold shares of Common Stock issued as payouts under the American Standard Inc. Long-Term Incentive Compensation Plan and the Supplemental Incentive Plan.


1.      Definitions.

     For purposes of this Trust Agreement, the following definitions shall apply:




     ASCI means American Standard Companies Inc., a Delaware corporation, which is the successor in interest to ASI Holding Corporation.

     1 Beneficiary means any one person or trust appointed by a Participant in an unrevoked writing filed with the Company directing that, in the event of such Participant's death, all of such Participant's rights under and interests in the Plan, as recorded pursuant to this Trust, shall vest in such person or trust, provided that a Participant's Beneficiary shall be deemed to be the estate or legal representative of such Participant if such written appointment is revoked and not replaced by another such written appointment filed with the Company, or if a Participant's Beneficiary does not survive such Participant.

     2 Board means the Board of Directors of the Company.

     3 Cash Value means the value of the Shares credited to a Participant's Share Award Account, which shall be determined as follows: if the Shares in the Participant's Share Value Account

     (A) are retained in the Trust or sold to ASCI, the Company or a Subsidiary, based on the Fair Market Value as of the last day of the month in which the Participant's Termination Date occurs or

     (B) are sold to any person other than ASCI, the Company or a Subsidiary to effect a distribution in cash, the net proceeds of any such sale; provided that, any sale by the Trustee to effect a distribution hereunder shall be effected as of the last day of the month in which the Participant's Termination Date occurs.

     4 Committee means the Management Development Committee, or such other committee appointed by the Board, consisting of three or more persons who may or may not be directors or officers of the Company or ASCI, to administer this Trust Agreement.

     5 Common Stock means the common stock, par value $0.01 per share, of ASCI.

     6 Company means American Standard Inc., a Delaware corporation.

     7 Creditor means a general creditor of ASCI, the Company or a Subsidiary, as appropriate, and Judgment Creditor means a Creditor who has obtained a judgment against ASCI, the Company or a Subsidiary, as appropriate, from a court of competent jurisdiction and who has made written demand to ASCI, the Company or such Subsidiary for payment on such judgment which has gone unsatisfied for at least 180 days.

     8 Fair Market Value on any date means the closing price of a Share on such date as reported on the New York Stock Exchange consolidated reporting system.

     9 Insolvent means the inability to pay debts as they mature or being subject to proceedings as a debtor under the United States Bankruptcy Code, and Insolvency means the state of being insolvent.

     10 Participant means an employee of ASCI, the Company or one of its Subsidiaries who participates in the Plan.

     11 Plan means either the American Standard Inc. Long-Term Incentive Compensation Plan or the Supplemental Incentive Plan, as either is in effect from time to time.

     12 Plan Payout means a payment made pursuant to Section 5(a) of the Long Term Incentive Plan or pursuant to the payout provisions of the Supplemental Incentive Plan.

     13 Share means a share of Common Stock.

     14 Share Award Account means a separate account established under the Trustee with respect to which the Participant's interests under the Plan are credited.

     15 Subsidiary means a corporation in which the Company owns, directly or indirectly, more than 50 % of the voting power represented by stock entitled to vote for the election of directors, or a partnership in which the Company owns, directly or indirectly, at least 50 % of the capital or profits interests in such partnership.

     16 Restatement Date means February 3, 1995.

     17 Termination Date of a Participant means the date on which such Participant's employment with ASCI, the Company and each of its Subsidiaries terminates for any reason, including death.

     18 Trust means the trust fund established under this Trust Agreement.

     19 Trustee means R. M. Kennedy or such successor trustee as shall be appointed by the Committee pursuant to Section 18 hereof.


     2 Establishment and Duration of Trust; Trustees Powers.

     The Trust is hereby established under the Plan to fulfill certain obligations thereunder of ASCI, the Company and the Company's Subsidiaries to Participants. The Trust shall continue in effect until terminated by action of the Board.

     The Trustee shall invest and reinvest the assets of the Trust without distinction between principal and income; provided, however, that the Trustee shall hold in the Trust all Shares that it receives, and the Trustee shall distribute such Shares to the Participants (or to their Beneficiaries) entitled to such distributions when and as directed by the Committee in accordance with the terms of the Incentive Plan. The Committee shall direct the investment of any cash contributions to the Trust in its discretion. Pending investment of any such cash contributions, the Trustee may temporarily invest and reinvest such contributions in any marketable short- and medium-term fixed income securities, United States Treasury Bills, other short- and medium-term government obligations, commercial paper, other money market instruments and part interests in any one or more of the foregoing, or may maintain cash balances consistent with the liquidity needs of the Trust as determined by the Trustee. The Committee may direct the Trustee to maintain separate investment funds, allocate contributions among such funds, and make transfers among such funds.

     Subject to the provisions hereof, the Trustee shall be authorized and empowered to exercise any and all of the following rights, powers and privileges with respect to any cash, securities or other properties held by the Trustee in trust hereunder:

     1 To sell, exchange, mortgage or lease any such property and to convey, transfer or dispose of any such property on such terms and conditions as the Trustee deems appropriate.

     2 To grant options for the sale, transfer, exchange or disposal of any such property and to exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund.

     3 To exercise all voting rights pertaining to any securities; to consent to or request any action on the part of the issuer of any such securities; and to give general or special proxies or powers of attorney with or without power of substitution.

     4 To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquaintance therefor; and to extend the time of payment of any obligation at any time owing to the Trust Fund, as long as such extension is for a reasonable period and continues reasonable interest.

     5 To cause any securities or other property to be registered in, or transferred to, the individual name of the Trustee or in the name of one or more of its nominees, or one or more nominees of any system for the centralized handling of securities, or to retain such investments unregistered and in form permitting transferability by delivery (provided that the books and records of the Trust at all times show that all such investments are a part of the Trust
Fund).

     6 To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal, insofar as such suits or proceedings relate to any property forming part of the Trust Fund or to the administration of the Trust Fund.

     7 Generally, to do all acts, whether or not expressly authorized, which are necessary or appropriate to carry out the intent of this Trust Agreement.


     3 Contribution of Shares to Trust.

     As of the date any Plan Payout authorized under the Plan which consists in whole or in part of Shares is made, ASCI or the Company shall contribute to the Trust, for credit to the Share Award Account of each Participant who is granted such a Plan Payout, that number of whole and fractional Shares, valued at their Fair Market Value on such date, equal to the percentage of such Plan Payout consisting of Shares.


     4 Share Award Accounts.

     Each Participant's Share Award Account shall record the number of Shares and fractions thereof credited to such Share Award Account as a Plan Payout and the date as of which each such Plan Payout was made.

     5 Voting Rights.

     Shares credited to each Participant's Share Award Account shall be voted by the Trustee as recommended by the Board on its proxy voting card.


     6 Distributions  from Trust.

     The Committee may at any time direct that the Shares credited to a Participant's Share Award Account be distributed from the Trust. If not earlier distributed in accordance with the foregoing sentence, upon the termination of a Participant's employment, such Participant (or, in the event of his death, his Beneficiary) shall be entitled to a distribution from the Trust of all Shares credited to his Share Award Account; provided that, so long as such direction shall not cause the Company or ASCI to breach any covenant or otherwise incur a default under any credit or other financing agreement to which it is a party, ASCI or the Company may direct the Trustee to pay the Participant (or his Beneficiary) the Cash Value of such Shares in lieu of a distribution in Shares. Notwithstanding the foregoing, in the case of any Participant whose employment terminated prior to the Restatement Date and, as of the Restatement Date, whose Share Award Account is credited with Shares, such Shares and any other property credited to such Account shall be distributed to such Participant as soon as administratively practicable following the Restatement Date, but in any event, no later than one year from such Date.

7       Issuance of Share Certificates.

     If a Participant (or, in the event of his death, his Beneficiary) receives a distribution of Shares pursuant to Section 6, the Trustee shall deliver to such Participant or Beneficiary a certificate or certificates evidencing the Shares credited to such Participant's Share Award Account, as soon as administratively practicable after the Participant's Termination Date.


8       Changes in Capital Structure.

     In the event of the payment of any dividend payable in, or the making of any distribution of, Shares to holders of record of Shares during the period any Shares awarded under the Plan are credited to a Participant's Share Award Account; or in the event of any stock split, combination of Shares, recapitalization or other similar change in the authorized capital stock of ASCI during such period; or in the event of the merger or consolidation of ASCI into or with any other corporation or the reorganization, dissolution or liquidation of ASCI during such period; there shall be credited to such Participant's Share Award Account such new, additional or other shares of capital stock of any class, or other property (including cash), as such Participant would be entitled to receive as a matter of law if such Participant were a shareholder of ASCI at the time of such event.


9       Administration.

     This Trust Agreement shall be administered by the Committee, which shall have full power and authority (to the extent not inconsistent with the terms and purposes of the Plan and this Trust Agreement) to interpret and carry out the terms of, and to establish, amend or rescind rules and regulations relating to, this Trust Agreement; to appoint a recordkeeper for this Trust Agreement and to rescind any such appointment; and to take such other actions and to make such other determinations relating to this Trust Agreement as may be necessary or advisable in connection with the Plan. The Board or the Committee may, by resolution or written direction, delegate to any agent or agents it shall appoint, including any officer or employee of the Company or ASCI, the authority to exercise any of its administrative duties and responsibilities hereunder.

     All forms required to be filed hereunder and all other communications with respect hereto shall be addressed to the Committee, the Company, ASCI or the Trustee, as the case may be, in care of the Secretary, American Standard Inc., One Centennial Avenue, Piscataway, New Jersey, 08855-6820, or to such other address as the Committee, ASCI, the Company or the Trustee, as the case may be, may designate from time to time.


10      Trust Subject to Creditor Claims.

     Notwithstanding any other provision of this Trust Agreement or the Plan, the Trustee shall hold the assets of the Trust for the benefit of Creditors to the extent provided in Sections 11 and 12 hereof. No Participant or Beneficiary shall have any rights greater than the rights of any other unsecured Creditor, and no Participant or Beneficiary shall have any right against or security interest in the Trust.


11      Effects of Insolvency.

     Upon receipt of any written allegation of the Insolvency of ASCI, the Company or any Subsidiary which has an interest in the Trust, the Trustee shall suspend the making of any distribution from the Trust and shall immediately notify ASCI, the Company and any affected Subsidiary in writing of such allegation. Within 30 days of receipt of such an allegation, the Trustee shall determine whether ASCI, the Company or the relevant Subsidiary is Insolvent. If the Trustee determines ASCI, the Company or the relevant Subsidiary to be Insolvent, or if the Trustee otherwise has actual knowledge that ASCI, the Company or the relevant Subsidiary is Insolvent, the Trustee shall hold the portion of the Trust held for the benefit of such entity for the benefit of its Creditors until otherwise instructed by a court of competent jurisdiction. If the Trustee determines that ASCI, the Company or the relevant Subsidiary is not Insolvent, the Trustee shall resume making appropriate distributions from the Trust to Participants and Beneficiaries in accordance with this Agreement. Notwithstanding the foregoing, if the Board, the Chief Executive Officer or the Chief Financial Officer of ASCI, the Company or the relevant Subsidiary delivers to the Trustee a sworn statement that ASCI, the Company or such Subsidiary is Insolvent, the Trustee shall make distributions from the portion of the Trust held for the benefit of such entity only as directed by a court of competent jurisdiction.


12      Judgment Creditor Claims.

     In addition to the rights of Creditors set forth in Section 11 hereof, and notwithstanding any other provision of this Trust Agreement, the assets of the Trust shall at all times be available to satisfy claims of Judgment Creditors. Upon receipt by the Trustee of proof satisfactory to the Trustee that a Creditor is a Judgment Creditor, the Trustee shall satisfy the claim of such Judgment Creditor, to the extent possible, from the assets of the Trust, and the Trustee shall be fully indemnified hereunder in satisfying such claim.


13      Distributions Due to Certain Tax Consequences.

     Notwithstanding any provision of this Trust Agreement other than Sections 11 and 12 hereof, if a Participant (or Beneficiary) is determined to be subject to United States federal income tax on any portion of his interest in the Trust prior to the time of distribution of such interest that portion of such interest shall be distributed by the Trustee to such Participant or Beneficiary. A portion of a Participant's (or Beneficiary's) interest in the Trust shall be determined to be subject to United States federal income tax upon the earliest of (i) receipt by the Participant (or Beneficiary) of a notice of deficiency from the United States Internal Revenue Service with respect to such interest which is not contested by such Participant (or Beneficiary); (ii) execution of a closing agreement between the Participant (or Beneficiary) and the Internal Revenue Service which provides that such interest is includible in the Participant's (or Beneficiary's) gross income; and (iii) a final determination by the United States Tax Court or any other federal court which holds that such interest is includible in the Participant's (or Beneficiary's) gross income.


14      Reports and Records.

                       The Trustee shall:
1 keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in the Trust as he shall deem necessary and proper with respect to his administration of the Trust, and permit inspection of such accounts, records and assets of the Trust by any duly authorized representative of the Company or ASCI at any time during usual business hours; 2 make such periodic reports to the Company or ASCI as it shall reasonably request; 3 prepare and timely file such tax returns and other reports, together with supporting data and schedules, as may be required of the Trustee by law, with any taxing authority or any other government authority, whether local, state or federal.


15      Taxes.

     ASCI, the Company and each participating Subsidiary agree that their respective share of all income, deductions and credits of the Trust belong to them as owners for income tax purposes and shall, as appropriate, be included on their tax returns. The Company or ASCI shall from time to time pay taxes (references in this Trust Agreement to the payment of taxes shall include interest and applicable penalties) of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. Any amounts distributed from the Trust shall be reduced by the amount of any withholding taxes required by law, and the Trustee shall have the responsibility to withhold and pay such amounts to the appropriate governmental authorities. The Trustee shall inform the Company and ASCI in writing of all amounts withheld and of all distributions hereunder to a Participant or Beneficiary. The Trustee shall be entitled to satisfy such withholding tax obligations and payments to a Participant or Beneficiary by retaining an appropriate number of Shares and selling such Shares.


16      For the Benefit of the Trustee.


     1 Expenses of the Trustee. The Company or ASCI shall reimburse the Trustee for any expenses incurred by the Trustee including, but not limited to, all proper charges and disbursements of the Trustee, and reasonable fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding). The Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust.

     2 Indemnification of Trustee. ASCI or the Company shall indemnify, defend and hold the Trustee harmless from and against any claim, liability, cost or expense (including reasonable attorneys' fees) asserted against, imposed on or suffered or incurred by the Trustee in the good-faith carrying out of his duties and responsibilities hereunder and in his good-faith compliance with any written instructions delivered to him by the Company or ASCI with respect thereto.

17      Resignation and Removal of Trustee.

     The Trustee may be removed by the Committee at any time. The Trustee may resign at any time upon notice in writing to the Company and ASCI.


18      Successor Trustee.

     Upon the removal or resignation of the Trustee, the Committee may designate a successor Trustee to act hereunder, which shall have the same powers and duties as those conferred upon the Trustee. Upon such designation, and upon the written acceptance of the successor Trustee, the former Trustee shall, if necessary, assign, transfer and pay over to such successor Trustee the assets then constituting the Trust. A successor Trustee shall have all the rights and powers under this Trust Agreement as an original Trustee.



19      Amendment of Trust.

     All contributions made by ASCI, the Company or any Subsidiary shall be irrevocable; provided that, the Company or ASCI may amend, in whole or in part, any or all of the provisions of this Trust Agreement, provided that no such amendment may affect the rights, protections, duties or responsibilities of the Trustee without his consent and, provided further, that no such amendment may permit any part of the corpus or income of the Trust to be returned or diverted to the Company or ASCI.


20      No Right of Alienation or Employment.

     Except as required in Sections 10 through 12 hereof, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries shall any part of the corpus and/or income of the Trust be used for, or diverted to purposes other than for the exclusive purpose of providing benefits to Participants and their Beneficiary. No Participant or Beneficiary shall have any right or interest in the assets of the Trust which is greater than the rights of any Creditor. The assets of the Trust shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge. This Trust Agreement does not give any Participant a right to continued employment with ASCI, the Company or any Subsidiary.

     21 Headings. Section headings in this Trust Agreement are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.


22      Construction.

     This Trust Agreement shall be construed and regulated by the laws of the State of New York except where such laws are superseded by federal laws.


23      Successors.

     This Trust Agreement shall be binding upon, and the powers herein granted to the Committee, the Company, ASCI and the Trustee, respectively, shall be exercisable by, the respective successors and assigns of the Committee, the Company, ASCI and the Trustee.

24      Separability.

     If any part of this Trust Agreement shall be found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof. Such invalid or unenforceable part shall be fully separable and this Trust Agreement shall be construed and enforced as if such part had not been inserted herein.


25      Gender and Number.

     Whenever used herein, the masculine shall be interpreted to include the feminine and neuter, the neuter to include the masculine and feminine, the singular to include the plural and the plural to include the singular, in each case unless the context requires otherwise.

        Assignment.

     The benefits payable under this Trust Agreement may not be assigned, alienated, pledged, attached or garnished.


     IN WITNESS WHEREOF, each of the parties hereto has executed or caused to be executed this Trust Agreement as of the date and year first written above.


                                               AMERICAN STANDARD COMPANIES INC.

                                                  ------------------------------
                                               By:
                                               Its:


                                                 AMERICAN STANDARD INC.

                                                 ------------------------------
                                              By:
                                              Its:


                                                 THE TRUSTEE:

                                                 ------------------------------
                                                 ROBERT M. KENNEDY